UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

ANDREA ELECTRONICS
CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Johnson Avenue Suite 1B, Bohemia, New York 11716
(Address of principal executive offices) (Zip Code)

(631) 719-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K filed on October 29, 2015 by Andrea Electronics Corporation (the “Company”) is being filed to revise the narrative to the table included in Section (b)(3) of Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) was held on October 26, 2015.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1. The following individuals were elected as directors, to serve until the next annual meeting of stockholders by the following vote:

	Shares	Votes	Broker
Name	Voted For	Withheld	Non-Votes
Douglas J. Andrea	12,214,483	15,204,334	29,070,248
Gary A. Jones	12,304,733	15,114,084	29,070,248
Louis Libin	12,317,633	15,101,184	29,070,248
Joseph J. Migliozzi	12,314,983	15,103,834	29,070,248
Jonathan D. Spaet	12,305,033	15,113,784	29,070,248

2. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
55,649,082	579,290	260,693

There were no broker non-votes on the proposal.

3. The shareholders voted against the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
11,267,854	15,883,126	267,837	29,070,248

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: November 12, 2015	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer